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                                                                    EXHIBIT 10.1

                             STOCKHOLDERS' AGREEMENT

     STOCKHOLDERS' AGREEMENT, dated as of March 23, 2000 (this "AGREEMENT"), by and among MERISTAR HOTELS & RESORTS, INC., a Delaware corporation ("PARENT"), MERISTAR BROOKLYN, INC., a Delaware corporation and wholly owned subsidiary of Parent ("ACQUISITION SUB"), and the shareholders of BRIDGESTREET ACCOMMODATIONS, INC., a Delaware corporation (the "COMPANY"), listed on SCHEDULE I hereto (each, a "STOCKHOLDER" and, collectively, the "STOCKHOLDERS").

     WHEREAS, Parent, Acquisition Sub and the Company propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (the "MERGER AGREEMENT"), which provides for, among other things, the merger of Acquisition Sub with and into the Company (the "MERGER");

     WHEREAS, as of the date hereof, the Stockholders are holders of record or Beneficially Own (as defined herein) shares of Common Stock; and

     WHEREAS, as a condition to the willingness of Parent and Acquisition Sub to enter into the Merger Agreement, Parent and Acquisition Sub have required that each Stockholder agrees, and in order to induce Parent and Acquisition Sub to enter into the Merger Agreement, each Stockholder has agreed, severally and not jointly, to enter into this Agreement with respect to all of the shares of Company Common Stock now held of record or Beneficially Owned and which may hereafter be acquired by such Stockholder or the Beneficial Ownership of which such Stockholder may hereafter acquire during the period from and including the date hereof through and including the date on which this Agreement is terminated pursuant to Section 7.1 hereof (not including such shares of Company Common Stock subject to outstanding options until such time as such shares are acquired by such Stockholder upon exercise thereof) (collectively, the "SHARES").

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                                    ARTICLE 1

                               CERTAIN DEFINITIONS

     Section 1.1 GENERAL. Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement.


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     Section 1.2 BENEFICIAL OWNERSHIP. For purposes of this Agreement,
"BENEFICIALLY OWN ," "BENEFICIALLY OWNED" or "BENEFICIAL OWNERSHIP" with respect to any securities shall mean "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

                                    ARTICLE 2

                                VOTING OF SHARES

     Section 2.1 AGREEMENT TO VOTE THE SHARES. Each of the Stockholders hereby agrees as follows:

     (a) to appear, or cause the holder of record on any applicable record date with respect to any Shares held of record or Beneficially Owned by such Stockholder (the "RECORD HOLDER") to appear, in person or by proxy, for the purpose of obtaining a quorum at any annual or special meeting of Stockholders of the Company and at any adjournment thereof at which matters relating to the Merger, the Merger Agreement (as amended from time to time) or any transaction contemplated by the Merger Agreement are considered;

     (b) at any meeting of the Stockholders of the Company however called, and in any action by consent of the Stockholders of the Company, to vote, or cause to be voted by the Record Holder, in person or by proxy, the Shares held of record or Beneficially Owned by such Stockholder in favor as required of the Merger, the Merger Agreement (as amended from time to time) and the transactions contemplated by the Merger Agreement; and

     (c) at any meeting of the shareholders of the Company however called, and in any action by consent of the shareholders of the Company, to vote or cause to be voted by the Record Holder, in person or by proxy, the Shares held of record or Beneficially Owned by such Stockholder against (i) any acquisition or purchase of a substantial amount of assets of, or any equity interest in, the Company or any of its Subsidiaries or any tender offer (including a self tender offer) or exchange offer, merger, consolidation, business combination, sale of substantially all assets, sale of securities, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries (other than the transactions contemplated by the Merger Agreement),
(ii) any other proposal or material corporate transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the consummation of the Merger or of any of the transactions contemplated by the Merger Agreement or this Agreement or (iii) any proposal or action that would reasonably be expected to result in a breach of any covenant, representation or warranty of the Company set forth in the Merger Agreement (collectively, "ADVERSE PROPOSALS").


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     Section 2.2 IRREVOCABLE PROXY . EACH SHAREHOLDER HEREBY APPOINTS PARENT AND
ANY DESIGNEE OF PARENT, EACH OF THEM INDIVIDUALLY, SUCH SHAREHOLDER'S PROXY AND ATTORNEY-IN-FACT PURSUANT TO THE PROVISIONS OF SECTION 212 OF THE DELAWARE GENERAL CORPORATION LAW, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, TO VOTE OR ACT BY WRITTEN CONSENT WITH RESPECT TO SUCH SHAREHOLDER'S SHARES IN ACCORDANCE WITH SECTION 2.2 HEREOF. THIS PROXY IS GIVEN TO SECURE THE
PERFORMANCE OF THE DUTIES OF SUCH SHAREHOLDER UNDER THIS AGREEMENT. EACH AFFIRMS THAT THIS PROXY IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE. EACH SHAREHOLDER SHALL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY.

     Section 2.3 NO OWNERSHIP INTEREST. Except as set forth in this Article 2 and in Article 3 hereof, nothing contained in this Agreement shall be deemed to vest in Parent or Acquisition Sub any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain and belong to the Stockholders, and neither Parent nor Acquisition Sub shall have any authority to manage, direct, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct the Stockholders in the voting of any of the Shares except as otherwise provided herein, or the performance of the Stockholders' duties or responsibilities as shareholders of the Company.

                                    ARTICLE 3

                                     OPTION

     Section 3.1 GRANT OF THE OPTION. Each Stockholder hereby grants to Parent an irrevocable option (each, an "OPTION" and, collectively, the "OPTIONS") to purchase such Stockholder's Shares on the terms and subject to the conditions set forth herein in cash at a price per share equivalent to the value of the Merger Consideration (as defined in the Merger Agreement) (the "PURCHASE PRICE"); PROVIDED, HOWEVER, that if Parent, Acquisition Sub or any affiliate of either such company subsequently enters into any agreement or arrangement to acquire the Company, by merger, tender offer, asset acquisition or otherwise, for consideration on a per share basis that is greater than the Merger Consideration (a "SUBSEQUENT OFFER"), the Purchase Price will be increased to an amount in cash equal to the value of the Subsequent Offer. In the event a Subsequent Offer is made following the exercise of some or all of the Options granted hereunder, the Parent shall promptly pay to the Stockholder by wire transfer an amount equal to (x) the Subsequent Offer multiplied by the number of shares for which the Option granted by such Stockholder has been exercised minus
(y) the aggregate Purchase Price paid for that portion of the Option exercised. For purposes of


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this Agreement, the Average Trading Price shall be calculated based on the average of the closing prices for a share of Parent Common Stock as reported on the NYSE Composite Transaction Tape for the ten trading days ending three trading days prior to the date on which the Options become exercisable. If the Merger Agreement is terminated (otherwise than pursuant to Section 7.1(a), Section 7.1(b), Section 7.1(c), Section 7.1(e), Section 7.1(f) or Section 7.1(h) thereof under circumstances in which the Company is entitled to so terminate the Merger Agreement (each, a "Company Termination")) in accordance with its terms for reasons other than the failure of Parent or Acquisition Sub to fulfill their respective obligations under the Merger Agreement, then (and only then) the Options shall become exercisable (in whole but not in part) and remain exercisable (in whole but not in part) until the date that is 20 days after the date of the occurrence of the event described above (the applicable period of exercisability being the "OPTION PERIOD").

     Section 3.2 EXERCISE OF THE OPTION.

     (a) Parent may exercise all of the Options, in whole but not in part, at any time or from time to time during the Option Period. Notwithstanding anything in this Agreement to the contrary, Parent shall be entitled to purchase all Shares in respect of which it shall have exercised an Option in accordance with the terms hereof prior to the expiration of the Option Period, and the expiration of the Option Period shall not affect any rights hereunder which by their terms do not terminate or expire prior to or as of such expiration.

     (b) If Parent wishes to exercise an Option, it shall deliver to the applicable Stockholder (each a "SELLING STOCKHOLDER") a written notice (an "EXERCISE NOTICE") to that effect which specifies a date (an "OPTION CLOSING DATE") not earlier than three business days after the date such Exercise Notice is delivered for the consummation of the purchase and sale of such Shares (an "OPTION CLOSING"). If the Option Closing cannot be effected on the Option Closing Date specified in the Exercise Notice by reason of any applicable judgment, decree, order, law or regulation, or because any applicable waiting period under the HSR Act shall not have expired or been terminated, (i) the Stockholders shall promptly take all such actions as may be reasonably requested by Parent, and shall otherwise fully cooperate with Parent, to use such Stockholder's reasonable efforts to cause the elimination of all such impediments to the Option Closing and (ii) the Option Closing Date specified in the Exercise Notice shall be extended to the third business day following the elimination of all such impediments. The place of the Option Closing shall be at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019, and the time of the Option Closing shall be 10:00 a.m. (Eastern Time) on the Option Closing Date.

     Section 3.3 PAYMENT AND DELIVERY OF THE CERTIFICATES. At any Option Closing, Parent shall deliver to each Selling Stockholder, by wire transfer of immediately available funds to such account as shall have been designated by such Selling Stockholder to Parent prior to the Option Closing, the Purchase Price payable in respect of the Shares to be purchased from such Selling Stockholder at the Option Closing, and each Selling Stockholder shall


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deliver to Parent such Shares, free and clear of all Liens, with the certificate or certificates evidencing such Shares being duly endorsed for transfer by such Selling Stockholder and accompanied by all powers of attorney and/or other instruments necessary to convey valid and unencumbered title thereto to Parent, and shall assign to Parent (pursuant to a written instrument in form and substance satisfactory to Parent) all rights that such Selling Stockholder may have to require the Company to register such Shares under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "SECURITIES Act").

     Section 3.4 ADJUSTMENT UPON CHANGES IN CAPITALIZATION, ETC. In the event of any change in the capital stock of the Company by reason of a stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares, extraordinary distribution or similar transaction, the type and number or amount of shares, securities or other property subject to each of the Options, and the Purchase Price payable therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that (a) Parent shall receive upon exercise of any Option the type and number or amount of shares, securities or property that Parent would have retained and/or been entitled to receive in respect of the applicable Selling Stockholder's Shares if the Option had been exercised immediately prior to such event relating to the Company or the record date therefor, as applicable, and (b) the applicable Selling Stockholder shall receive upon exercise of any Option granted by such Selling Stockholder the amount of cash that such Selling Stockholder would have received as a result of the exercise of the Option if the Option had been exercised immediately prior to such event relating to the Company or the record date therefor, as applicable. The provisions of this Section 3.4 shall apply in a like manner to successive stock dividends, subdivisions, reclassifications, recapitalizations, splits, combinations, exchanges of shares, extraordinary distributions or similar transactions.

     Section 3.5 ACQUIRED SHARES. In the event that (i) Shares are acquired by Parent pursuant to the exercise of the Options (such acquired Shares being the "ACQUIRED SHARES"), and (ii) Parent thereafter sells, transfers or disposes of the Acquired Shares within eighteen months after the acquisition of such Acquired Shares (any such sale, transfer or disposition of Acquired Shares occurring within such eighteen month period being a "SALE"); Parent shall promptly pay to the Selling Stockholders (pro rata, in proportion to the number of Acquired Shares purchased from each Stockholder) an amount in cash equal to the positive difference (if any) between the aggregate proceeds received by Parent in the Sale (net of selling commissions, if any) and the aggregate Purchase Price paid by Parent for the Acquired Shares sold, transferred or disposed of in such Sale. Parent shall effect any Sale of Acquired Shares only to an unaffiliated party in a bona fide arm's-length transaction.

                                    ARTICLE 4

               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS


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     Each of the Stockholders hereby represents and warrants, severally and not jointly, to each of Parent and Acquisition Sub as follows:

     Section 4.1 AUTHORITY RELATIVE TO THIS AGREEMENT. Such Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Where such Stockholder is a corporation, partnership or other entity, the execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby have been duly and validly authorized by the board of directors or other governing body of such Stockholder, and no other proceedings on the part of such Stockholder are necessary to authorize this Agreement or to consummate such transactions and where such Stockholder is an individual, such individual has the capacity to enter into this Agreement. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by general principles governing the availability of equitable remedies.

     Section 4.2 NO CONFLICT.

     (a) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder shall not, (i) where such Stockholder is a corporation, partnership or other entity, conflict with or violate the organizational documents of such Stockholder, (ii) conflict with or violate any agreement, arrangement, law, rule, regulation, order, judgment or decree to which such Stockholder is a party or by which such Stockholder (or the Shares held of record or Beneficially Owned by such Stockholder) is bound or affected or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (as defined below) on any of the Shares held of record or Beneficially Owned by such Stockholder pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder (or the Shares held of record or Beneficially Owned by such Stockholder) is bound or affected.

     (b) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity except for applicable requirements, if any, of federal or state securities and antitrust laws and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent the performance by such Stockholder of its obligations under this Agreement.


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     Section 4.3 TITLE TO THE SHARES. As of the date hereof, such Stockholder is the sole record or Beneficial Owner of the Shares listed opposite the name of such Stockholder on SCHEDULE I hereto and has full and unrestricted power to dispose of and to vote such Shares. The Shares listed opposite the name of such Stockholder on SCHEDULE I hereto are all the securities of the Company either held of record or Beneficially Owned by such Stockholder. Such Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shares held of record or Beneficially Owned by such Stockholder. The Shares listed opposite the name of such Stockholder on
SCHEDULE I hereto are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, limitations on such Stockholder's voting rights, charges and other encumbrances of any nature whatsoever ("LIENS"). The transfer by such Stockholder of its Shares to Acquisition Sub pursuant to the Merger or the applicable Option shall pass to and unconditionally vest in Acquisition Sub good and valid title to such Shares, free and clear of all Liens.

                                    ARTICLE 5

                        REPRESENTATIONS AND WARRANTIES OF
                           PARENT AND ACQUISITION SUB

     Each of Parent and Acquisition Sub hereby represents and warrants, severally and not jointly, to each of the Stockholders as follows:

     Section 5.1 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and Acquisition Sub has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Acquisition Sub and the consummation by Parent and Acquisition Sub of the transactions contemplated hereby have been duly and validly authorized by the board of directors or other governing body of Parent and Acquisition Sub, and no other proceedings on the part of Parent or Acquisition sub are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly and validly executed and delivered by each of Parent and Acquisition Sub and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of Parent and Acquisition Sub, enforceable against Parent and Acquisition Sub in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by general principles governing the availability of equitable remedies.

     Section 5.2 NO CONFLICT.

     (a) The execution and delivery of this Agreement by each of Parent and Acquisition Sub does not, and the performance of this Agreement by Parent and Acquisition Sub shall not, (i) conflict with or violate the organizational documents of Parent or


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Acquisition Sub, (ii) conflict with or violate any agreement, arrangement, law, rule, regulation, order, judgment or decree to which Parent or Acquisition Sub is a party or by which Parent or Acquisition Sub is bound or affected or (iii) result in any breach of or constitute a default (or an event that with notice or lapse or time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Acquisition Sub is a party or by which Parent or Acquisition Sub is bound or affected.

     (b) The execution and delivery of this Agreement by each of Parent and Acquisition Sub does not, and the performance of this Agreement by Parent and Acquisition Sub shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity except for applicable requirements, if any, of federal or state securities and antitrust laws and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent the performance by Parent or Acquisition Sub of their obligations under this Agreement.

     Section 5.3 SECURITIES LAW COMPLIANCE. The Options and the Shares to be acquired upon exercise of the Options are being and shall be acquired by Parent without a view to public distribution thereof otherwise than in compliance with the Securities Act and applicable state securities laws and shall not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act and in compliance with applicable state securities laws. Neither Parent nor Acquisition Sub will effect any offer or sale of Shares which would cause any Stockholder to violate the registration requirements of the Securities Act, or the registration or qualification requirements of the securities laws of any jurisdiction.

                                    ARTICLE 6

                          COVENANTS OF THE SHAREHOLDERS

     Section 6.1 NO INCONSISTENT AGREEMENTS. Each Stockholder hereby represents, warrants, covenants and agrees that, except as expressly provided by this Agreement and the Merger Agreement, such Stockholder has not and shall not, and will not permit any Person under such Stockholder's control (including any Record Holder) to, (i) enter into any voting agreement or grant a proxy or power of attorney with respect to the Shares held of record or Beneficially Owned by such Stockholder or deposit such Shares into a voting trust agreement or (ii) take any action that would reasonably be expected to make any representation or warranty contained herein untrue or incorrect or have the effect of impairing the ability of such Stockholder to perform such Stockholder's obligations under this Agreement or impeding, interfering with, preventing or delaying the consummation of the Merger or of any of the transactions contemplated by the Merger Agreement or this Agreement.


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     Section 6.2 TRANSFER OF TITLE. Each Stockholder hereby covenants and agrees that, except as expressly provided by the Merger Agreement or this Agreement, such Stockholder will not, prior to the termination of this Agreement, either directly or indirectly, offer or otherwise agree to sell, assign, pledge, hypothecate, transfer, exchange, or dispose of any Shares or options, warrants or other convertible securities to acquire or purchase shares of Company Common Stock (collectively, "DERIVATIVE SECURITIES") or any other securities or rights convertible into or exchangeable for shares of Company Common Stock, held of record or Beneficially Owned either directly or indirectly by such Stockholder or with respect to which such Stockholder has the power of disposition, whether now or hereafter acquired, without the prior written consent of Parent or Acquisition Sub, unless the Person to whom Shares or Derivative Securities have been sold, assigned, pledged, hypothecated, transferred, exchanged or disposed agrees to be bound by and become a party to this Agreement. Each Stockholder hereby agrees and consents to the entry of stop transfer instructions by Parent or Acquisition Sub against the transfer of any Shares inconsistent with the terms of this Section 6.2.

     Section 6.3 NO SOLICITATION. Except as otherwise provided under Section
7.11 hereto, no Stockholder shall, nor shall such Stockholder authorize or permit any of its directors, officers, employees, investment bankers, accountants, attorneys or other agents or representatives, directly or indirectly to, (i) solicit, initiate, encourage (including by way of furnishing information or assistance) or take any other action to facilitate, any inquiry or the making of any proposal which constitutes, or may reasonably be expected to lead to, an Adverse Proposal or agree to or endorse any Adverse Proposal or
(ii) propose, enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any other Person any information with respect to the Company's business, properties or assets or any of the foregoing, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing. Except as otherwise provided under Section 7.11 hereto, each Stockholder shall immediately cease and cause to be terminated all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could reasonably be expected to lead to, any Adverse Proposal.

     Section 6.4 WAIVER OF APPRAISAL RIGHTS OR FIRST OFFER RIGHTS. Each Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that such Stockholder may have. No Stockholder shall exercise any purchase right or right of first refusal that it may have with respect to any securities of the Company owned by any other Person in connection with any tender by such other Person of such securities pursuant to the Merger.

     Section 6.5 COOPERATION. Each Stockholder shall cooperate fully with Parent and Acquisition Sub in connection with their respective reasonable best efforts to fulfill the conditions to the Merger set forth under the Merger Agreement.


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                                    ARTICLE 7

                                  MISCELLANEOUS

     Section 7.1 TERMINATION. This Agreement shall terminate upon the earlier to occur of (i) the Effective Time, (ii) the date on which the Option Period expires (or, if later, the date on which the last Option Closing occurs) and
(iii) a Company Termination. Upon such termination, no party shall have any further obligations or liabilities hereunder; PROVIDED, HOWEVER, that nothing in this Agreement shall relieve any party from liability for the breach of any of its representations, warranties, covenants and agreements set forth in this Agreement prior to such termination.

     Section 7.2 ADDITIONAL SHARES. If, after the date hereof, a Stockholder acquires record ownership or Beneficial Ownership of any additional shares of Company Common Stock (any such shares shall be referred to herein as "ADDITIONAL SHARES"), including, without limitation, upon exercise or conversion of any Derivative Security or through any stock dividend or stock split, the provisions of this Agreement applicable to the Shares shall be applicable to such Additional Shares as if such Additional Shares had been outstanding Shares as of the date hereof. The provisions of the immediately preceding sentence shall be effective with respect to Additional Shares without action by any Person immediately upon the acquisition by a Stockholder of record or Beneficial Ownership of such Additional Shares.

     Section 7.3 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

     Section 7.4 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among Parent, Acquisition Sub and the Stockholders with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among Parent, Acquisition Sub and the Stockholders with respect to the subject matter hereof.

     Section 7.5 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     Section 7.6 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereby shall negotiate in good faith


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to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated.

     Section 7.7 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made and shall be effective upon receipt, if delivered personally, upon receipt of a transmission confirmation if sent by facsimile (with a confirming copy sent by overnight courier) and on the next business day if sent by Federal Express, United Parcel Service, Express Mail or other reputable overnight courier to the parties at the following addresses (or at such other address for a party as shall be specified by notice):

     If to a Stockholder to such Stockholder's address set forth on SCHEDULE I hereto.

     If to Parent or Acquisition Sub, to:

     MeriStar Hotels & Resorts, Inc.
     1010 Wisconsin Avenue
     Washington, D.C. 20007
     Attention: Christopher L. Bennett
     Telecopier No.: 202-295-1026
     Telephone No.: 202-295-2316

     with a copy to:

     Paul, Weiss, Rifkind, Wharton & Garrison
     1285 Avenue of the Americas
     New York, NY 10019
     Attention: Richard S. Borisoff, Esq.
     Telecopier No.: 212-757-3990
     Telephone No.: 212-373-3000

     Section 7.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state without giving effect to the provisions thereof relating to conflicts of law.

     Section 7.9 OBLIGATIONS OF STOCKHOLDERS. The obligations of the Stockholders hereunder shall be "several" and not "joint" or "joint and several." Without limiting the generality of the foregoing, under no circumstances will any Stockholder have any liability or obligation with respect to any misrepresentation or breach of covenant of any other Stockholder.


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     Section 7.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same instrument.

     Section 7.11 OFFICERS AND DIRECTORS. No person who is or becomes (during the term of this Agreement) a director or officer of the Company makes any agreement or understanding herein in his or her capacity as such director or officer, and nothing herein will limit or affect, or give rise to any liability to any Stockholder by virtue of, any actions taken by any Stockholder solely in his or her capacity as an officer or director of the Company in exercising its rights under the Merger Agreement and the transactions contemplated thereby, and no such actions shall be deemed a breach or default under this Agreement.

     Section 7.12 FEES AND EXPENSES. Each party hereto shall pay its own expenses incident to preparing, entering into and performing its obligations under this Agreement and the consummation of the transactions contemplated hereunder.

     Section 7.13 ASSIGNMENT. Neither this Agreement nor any of the rights, interests, or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any Stockholder without the prior written consent of Parent, and any such assignment or delegation that is not consented to shall be null and void. This Agreement, together with any rights, interests, or obligations of Parent hereunder, may be assigned or delegated, in whole or in part, by Parent without the consent of or any action by any Stockholder upon notice by Parent to each Stockholder affected thereby as herein provided. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns (including without limitation any person to whom any Shares are sold, transferred or assigned).

     Section 7.14 FURTHER ASSURANCES. Each Stockholder shall execute and deliver such other documents and instruments and take such further actions as may be necessary or appropriate or as may be reasonably requested by Parent in order to ensure that Parent receives the full benefit of this Agreement.

     IN WITNESS WHEREOF, each of the Stockholders, Parent and Acquisition Sub have caused this Agreement to be duly executed on the date hereof.

                                  MERISTAR HOTELS & RESORTS, INC.


                                  By: /s/ Christopher L. Bennett
                                      ------------------------------------------
                                      Name:  Christopher L. Bennett
                                      Title: Vice President, Legal and Secretary


                                  MERISTAR BROOKLYN, INC.


                                  By: /s/ Christopher L. Bennett
                                      ------------------------------------------
                                      Name:  Christopher L. Bennett
                                      Title: Vice President, Legal and Secretary


                                  SHAREHOLDERS:


                                    /s/ Lynda D. Clutchey
                                  ----------------------------------------------
                                                               Lynda D. Clutchey


                                    /s/ John E. Danneberg
                                  ----------------------------------------------
                                                               John E. Danneberg


                                    /s/ David B. Hammond
                                  ----------------------------------------------
                                                                David B. Hammond


                                    /s/ William N. Hulett, III
                                  ----------------------------------------------
                                                          William N. Hulett, III


                                    /s/ Stephen J. Ruzika
                                  ----------------------------------------------
                                                               Stephen J. Ruzika

                                    /s/ Jerry Sue Thornton
                                  ----------------------------------------------
                                                              Jerry Sue Thornton


                                    /s/ Paul M. Verrochi
                                  ----------------------------------------------
                                                                Paul M. Verrochi